Exhibit 3.17

SECOND AMENDED AND RESTATED

BYLAWS

OF

ACNIELSEN CORPORATION

AMENDED AS OF FEBRUARY 21, 2001

i

ii

SECTION 6.06. Regulations	9

SECTION 6.07. Fixing Date for Determination of Stockholders of Record	9

ARTICLE VII SEAL	9

SECTION 7.01. Seal	9

ARTICLE VIII FISCAL YEAR	10

SECTION 8.01. Fiscal Year	10

ARTICLE IX AMENDMENTS	10

SECTION 9.01. Amendments	10

iii

SECOND AMENDED AND RESTATED

BYLAWS

OF

ACNIELSEN CORPORATION

ARTICLE I

OFFICES

SECTION 1.01. Registered Office. The registered office of ACNielsen Corporation (the “Corporation”) in the State of Delaware shall be The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801, and the registered agent in charge thereof shall be The Corporation Trust Company.

SECTION 1.02. Other Offices. The Corporation may also have an office or offices at any other place or places within or without the State of Delaware as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may from time to time require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 2.01. Annual Meetings. The annual meeting of stockholders of the Corporation for the election of directors of the Corporation (“Directors”), and for the transaction of such other business as may properly come before such meeting, shall be held at such place, date and time as shall be fixed by the Board and designated in the notice or waiver of notice of such annual meeting.

SECTION 2.02. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called by the Board or the Chairman of the Board of the Corporation (the “Chairman”) or the President of the Corporation (the “President”) or by the recordholders of at least ten percent of the shares of common stock of the Corporation issued and outstanding (“Shares”) and entitled to vote thereat, to be held at such place, date and time as shall be designated in the notice or waiver of notice thereof. Only business within the purposes described in the notice required by Section 2.03 of this Article may be conducted at the special meeting.

SECTION 2.03. Notice of Meetings. (a) Except as otherwise provided by law, written notice of each annual or special meeting of stockholders stating the place, date and time of such meeting and, in the case of a special meeting, the purpose or purposes for which such meeting is to be held, shall be given personally or by first-class mail (airmail in the case of international communications) to each recordholder of Shares (a “Stockholder”) entitled to vote thereat, not less than 10 nor more than 60 days before the date of such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Stockholder at such Stockholder’s address as it appears on the records of the Corporation. If, prior to the time of mailing, the Secretary shall have received from any Stockholder a written request that notices intended for such Stockholder are to be mailed to some address other than the address that appears on the records of the Corporation, notices intended for such Stockholder shall be mailed to the address designated in such request.

(b) Notice of a special meeting of Stockholders may be given by the person or persons calling the meeting, or, upon the written request of such person or persons, such notice shall be given by the Secretary on behalf of such person or persons. If the person or persons calling a special meeting of Stockholders give notice thereof, such person or persons shall deliver a copy of such notice to the Secretary. Each request to the Secretary for the giving of notice of a special meeting of Stockholders shall state the purpose or purposes of such meeting.

SECTION 2.04. Waiver of Notice. Notice of any annual or special meeting of Stockholders need not be given to any Stockholder who files a written waiver of notice with the Secretary, signed by the person entitled to notice, whether before or after such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of Stockholders need be specified in any written waiver of notice thereof. Attendance of a Stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when such - Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the notice of such meeting was inadequate or improperly given.

SECTION 2.05. Adjournments. Whenever a meeting of Stockholders, annual or special, is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder entitled to vote thereat. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

SECTION 2.06. Quorum. Except as otherwise provided by law or the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), the recordholders of a majority of the Shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of Stockholders, whether annual or special. If, however, such quorum shall not be present in person or by proxy at any meeting of Stockholders, the Stockholders entitled to vote thereat may adjourn the meeting from time to time in accordance with Section 2.05 hereof until a quorum shall be present in person or by proxy.

SECTION 2.07. Voting. Each Stockholder shall be entitled to one vote for each Share held of record by such Stockholder. Except as otherwise provided by law or the Certificate of Incorporation, when a quorum is present at any meeting of Stockholders, the vote of the recordholders of a majority of the Shares constituting such quorum shall decide any question brought before such meeting.

SECTION 2.08. Proxies. Each Stockholder entitled to vote at a meeting of Stockholders or to express, in writing, consent to or dissent from any action of Stockholders without a meeting may authorize another person or persons to act for such Stockholder by proxy. Such proxy shall be filed with the Secretary before such meeting of Stockholders or such action of Stockholders without a meeting, at such time as the Board may require. No proxy shall be voted or acted upon more than eleven months from its date, unless the proxy provides for a longer period.

SECTION 2.09. Action by Stockholders without a Meeting. Any action required by the General Corporation Law of the State of Delaware to be taken at any annual or special meeting of Stockholders, and any action which may be taken at any annual or special meeting of Stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the recordholders of Shares having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which the recordholders of all Shares entitled to vote thereon were present and voted.

ARTICLE III

BOARD OF DIRECTORS

SECTION 3.01. General Powers. The business and affairs of the Corporation shall be managed by the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by Stockholders.

SECTION 3.02. Number and Term of Office. The number of Directors shall be one or such other number as shall be fixed from time to time by the Board. Directors need not be Stockholders. Directors shall be elected at the annual meeting of Stockholders or, if, in accordance with Section 2.01 hereof, no such annual meeting is held, by written consent in lieu of meeting pursuant to Section 2.09 hereof, and each Director shall hold office until his successor is elected and qualified, or until his earlier death or resignation or removal in the manner hereinafter provided.

SECTION 3.03. Resignation. Any Director may resign at any time by giving written notice to the Board, the Chairman or the Secretary. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board, the Chairman or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

SECTION 3.04. Removal. Any or all of the Directors may be removed, with or without cause, by the stockholders, at any time, by vote of the recordholders of a majority of the Shares then entitled to vote in the election of Directors, provided that notice of the meeting states that one of the purposes of the meeting is the removal of a director.

SECTION 3.05. Vacancies. Vacancies occurring on the Board for any reason, including. without limitation, vacancies occurring as a result of the creation of new directorships that increase the number of Directors, may be filled by vote of the Board or by written consent of the Directors pursuant to Section 3.08 hereof. If the number of Directors then in office is less than a quorum, such other vacancies may be filled by vote of a majority of the Directors then in office or by written consent of all such Directors pursuant to Section 3.08 hereof. Unless earlier removed pursuant to Section 3.04 hereof, each Director chosen in accordance with this Section 3.05 shall hold office until the next annual election of Directors by the Stockholders and until his successor shall be elected and qualified.

SECTION 3.06. Meetings. (a) Annual Meetings. As soon as practicable after each annual election of Directors by the Stockholders, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 3.08 hereof.

(b) Other Meetings. Other meetings of the Board shall be held at such times as the Chairman, the President or a majority of the Board shall from time to time determine.

(c) Notice of Meetings. The Secretary shall give written notice to each Director of each meeting of the Board, which notice shall state the place, date, time and purpose of such meeting. Notice of each such meeting shall be given to each Director, if by mail, addressed to him at his residence or usual place of business, at least two days before the day on which such meeting is to be held, or shall be sent to him at such place by telecopy, telegraph, cable, or other form of recorded communication, or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held. A written waiver of notice, signed by the Director entitled to notice, whether before or after the time of the meeting referred to in such waiver, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any meeting of the Board need be specified in any written waiver of notice thereof. Attendance of a Director at a meeting of the Board shall constitute a waiver of notice of such meeting, except as provided by law.

(d) Place of Meetings. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board or the Chairman may from time to time determine.

(e) Quorum and Transaction of Business. A majority of the total number of Directors then in office (but no less than one-third of the total number of Directors constituting the entire Board) shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those Directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law, the Certificate of Incorporation or these Bylaws. In the absence of a quorum for any such meeting, a majority of the Directors present thereat may adjourn such meeting from time to time until a quorum shall be present.

(f) Organization. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside, in the following order of precedence:

(i) the Chairman

(ii) the President (if he or she is a Director);

(iii) any Director chosen by a majority of the Directors present.

The Secretary, or in the case of his absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary is present) whom the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

SECTION 3.07. Committees of the Board. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member. Any committee of the Board, to the extent provided in the resolution of the Board designating such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have such power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the Stockholders the sale, lease or exchange of all or substantially all the Corporation’s property and assets, recommending to the Stockholders a dissolution of the Corporation or the revocation of a dissolution, or amending these By-laws; provided further, however, that, unless expressly so provided in the resolution of the Board designating such committee, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger. Each committee of the Board shall keep regular minutes of its proceedings and report the same to the Board when so requested by the Board, or if any action is taken, then such committee shall report to the Board at its next meeting following such committee meeting.

SECTION 3.08. Action without a Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the members of the Board or such committee. Any action taken under this Section shall be deemed effective when the last director signs the consent, unless the consent specifies otherwise.

SECTION 3.09. Action by Means of Telephone or Similar Communications Equipment. Any one or more members of the Board, or of any committee thereof, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

SECTION 3.10. Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board may determine the compensation of Directors. In addition, as determined by the Board, Directors may be reimbursed by the Corporation for their expenses, if any, in the performance of their duties as Directors. No such compensation or reimbursement shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

ARTICLE IV

OFFICERS

SECTION 4.01. Officers. The officers of the Corporation shall be the Chairman, the President, the Secretary and a Treasurer and may include one or more Vice Presidents and one or more Assistant Secretaries and one or more Assistant Treasurers. Any two or more offices may be held by the same person.

SECTION 4.02. Authority and Duties. All officers shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-laws or, to the extent not so-provided, by resolution of the Board.

SECTION 4.03. Term of Office, Resignation and Removal. (a) Each officer shall be appointed by the Board and shall hold office for such term as may be determined by the Board. Each officer shall hold office until his successor has been appointed and qualified or his earlier death or resignation or removal in the manner hereinafter provided. The Board may require any officer to give security for the faithful performance of his duties.

(b) Any officer may resign at any time by giving written notice to the Board, the Chairman, the President or the Secretary. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board, the Chairman, the President or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

(c) All officers and agents appointed by the Board shall be subject to removal, with or without cause, at any time by the Board.

SECTION 4.04. Vacancies. Any vacancy occurring in any office of the Corporation. for any reason, shall be filled by action of the Board. Unless earlier removed pursuant to Section 4.03 hereof, any officer appointed by the Board to fill any such vacancy shall serve only until such time as the unexpired term of his predecessor expires unless reappointed by the Board.

SECTION 4.05. The Chairman. The Chairman shall call special meetings of the Board and, if present, shall preside at all meetings of Stockholders and all meetings of the Board, as provided in Section 3.06(f) hereof. The Chairman shall perform all duties incidental to the office of Chairman of the Board and all such other duties as may from time to time be assigned to him by the Board or these Bylaws.

SECTION 4.06. The President. The President shall be the chief executive officer of the Corporation and shall have general and active management and control of the business and affairs of the Corporation, subject to the control of the Board, and shall see that all orders and resolutions of the Board are carried into effect. The President shall perform all duties incident to the office of President and all such other duties as may from time to time be assigned to him by the Board or these Bylaws.

SECTION 4.07. Vice Presidents. Vice Presidents, if any, in order of their seniority or in any other order determined by the Board, shall generally assist the President and perform such other duties as the Board or the President shall prescribe, and in the absence or disability of the President, shall perform the duties and exercise the powers of the President.

SECTION 4.08. The Secretary. The Secretary shall, to the extent practicable, attend all meetings of the Board and all meetings of Stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform the same duties for any committee of the Board when so requested by such committee. He shall give or cause to be given notice of all meetings of Stockholders and of the Board, shall perform such other duties as may be prescribed by the Board, the Chairman or the President and shall act under the supervision of the Chairman. He shall keep in safe custody the seal of the Corporation and affix the same to any instrument that requires that the seal be affixed to it and which shall have been duly authorized for signature in the name of the Corporation and, when so affixed, the seal shall be attested by his signature or by the signature of the Treasurer of the Corporation (the “Treasurer”) or an Assistant Secretary or Assistant Treasurer of the Corporation. He shall keep in safe custody the certificate books and stockholder records and such other books and records of the Corporation as the Board, the Chairman or the President may direct and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chairman or the President.

SECTION 4.09. Assistant Secretaries. Assistant Secretaries of the Corporation (“Assistant Secretaries”), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Secretary and perform such other duties as the Board or the Secretary shall prescribe, and, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary.

SECTION 4.10. The Treasurer. The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit such funds in such banks or other depositories as the Board, or any officer or officers, or any officer and agent jointly, duly authorized by the Board, shall, from time to time, direct or approve. He shall disburse the funds of the Corporation under the direction of the Board and the President. He shall keep a full and accurate account of all moneys received and paid on account of the Corporation and shall render a statement of his accounts whenever the Board, the Chairman or the President shall so request. He shall perform all other necessary actions and duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of treasurer of a corporation, When required by the Board, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board shall approve.

SECTION 4.11. Assistant Treasurers. Assistant Treasurers of the Corporation (“Assistant Treasurers”), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Treasurer and perform such other duties as the Board or the Treasurer shall prescribe, and, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer.

ARTICLE V

CHECKS, DRAFTS, NOTES, AND PROXIES

SECTION 5.01. Checks, Drafts and Notes. All checks, drafts and other orders for the payment of money, notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall be determined, from time to time, by resolution of the Board.

SECTION 5.02. Execution of Proxies. The Chairman or the President, or in the absence or disability of either of them, any Vice President, may authorize, from time to time, the execution and issuance of proxies to vote shares of stock or other securities of other corporations held of record by the Corporation and the execution of consents to action taken or to be taken by any such corporation. All such proxies and consents, unless otherwise authorized by the Board, shall be signed in the name of the Corporation by the Chairman, the President or any Vice President.

ARTICLE VI

SHARES AND TRANSFERS OF SHARES

SECTION 6.01. Certificates Evidencing Shares. Shares shall be evidenced by certificates in such form or forms as shall be approved by the Board. If such a certificate is manually signed by a designated officer, any other signature on the certificate may be a facsimile. In the event any such officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office or to be employed by the Corporation before such certificate is issued, such certificate is nevertheless valid.

SECTION 6.02. Stock Ledger. A stock ledger in one or more counterparts shall be kept by the Secretary, in which shall be recorded the name and address of each person, firm or corporation owning the Shares evidenced by each certificate evidencing Shares issued by the Corporation, the number of Shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name Shares stand on the stock ledger of the Corporation shall be deemed the owner and recordholder thereof for all purposes.

SECTION 6.03. Transfers of Shares. Registration of transfers of Shares shall be made only in the stock ledger of the Corporation upon request of the registered holder of such shares, or of his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and upon the surrender of the certificate or certificates evidencing such Shares properly endorsed or accompanied by a stock power duly executed, together with such proof of the authenticity of signatures as the Corporation may reasonably require.

SECTION 6.04. Addresses of Stockholders. Each Stockholder shall designate to the Secretary an address at which notices of meetings and all other corporate notices may be served or mailed to such Stockholder, and, if any Stockholder shall fail to so designate such an address, corporate notices may be served upon such Stockholder by mail directed to the mailing address, if any, as the same appears in the stock ledger of the Corporation or at the last known mailing address of such Stockholder.

SECTION 6.05. Lost, Destroyed and Mutilated Certificates. Each recordholder of Shares shall promptly notify the Corporation of any loss, destruction or mutilation of any certificate or certificates evidencing any Share or Shares of which he is the recordholder. The Board may, in its discretion, cause the Corporation to issue a new certificate in place of any certificate theretofore issued by it and alleged to have been mutilated, lost, stolen or destroyed, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction, and the Board may, in its discretion, require the recordholder of the Shares evidenced by the lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify the Corporation against any claim made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 6.06. Regulations. The Board may make such other rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates evidencing Shares.

SECTION 6.07. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to. or to dissent from, corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 70 days before the date of such meeting. A determination of the Stockholders entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

ARTICLE VII

SEAL

SECTION 7.01. Seal. The Board may provide a suitable seal containing the name of the Corporation.

ARTICLE VIII

FISCAL YEAR

SECTION 8.01. Fiscal Year. The fiscal year of the Corporation shall end on the thirty-first day of December of each year unless changed by resolution of the Board.

ARTICLE IX

AMENDMENTS

SECTION 9.01. Amendments. Any Bylaw (including these Bylaws) may be adopted, amended or repealed by the Board.